Exhibit 10.9

*Certain confidential portions of this exhibit have been omitted and replaced with “[***]” pursuant to Regulation S-K, Item 601(b)(10). Such identified information has been excluded from this exhibit because it is (i) not material, and (ii) the type of information that the registrant treats as private and confidential.

2024 Sales Incentive Compensation Plan

Plan Effective Start Date

01/01/2024

Plan Summary

Sam Alkharrat

Region	Manager	Title
Americas	Stephen Holdridge	EVP Chief RevenueOfficer

SIP Currency	Target Incentives	Payment Currency
USD	450,000.00 USD	USD

Prorated Target Incentives
450,000.00 USD

Plan Objective

The purpose of a Sales Incentive Plan is to reward participants for delivering high-margin SaaS revenue through relationships with new clients and expanding relationships with our existing customers, while striving to exceed both Dayforce and personal goals and objectives.

Quota

Quota Type: Rollup

Quota is set by sales management based on account and territory assignment, segment and market assignment, and business objectives. Quota will retire based on the Closed Won and booked value of Salesforce Opportunities that are credited to the employee. Attainment of Quota will occur at the time of sale (unless otherwise stated above), but will be reduced by Quota elements that cancel in the current year or are otherwise not "earned" as defined by the Global Sales Policy.The currency used to calculate quota attainment and variable incentives is based on the currency where the employee resides, not the currency of the sale itself. Quota attainment will influence the commission rate and potential accelerator(s), if eligible.

Quota may be prorated pending an employee's start date in the eligible role or otherwise when the employee is Active. Please refer to the Global Sales Policy for more information related to quota crediting and rules of engagement.

Period	Global Sales PEPM ACV (USD)
YEAR-2024	[***]
QTR-1-2024	[***]
JAN-2024	[***]
FEB-2024	[***]
MAR-2024	[***]
QTR-2-2024	[***]
APR-2024	[***]
MAY-2024	[***]
JUN-2024	[***]
QTR-3-2024	[***]
JUL-2024	[***]
AUG-2024	[***]
SEP-2024	[***]
QTR-4-2024	[***]
OCT-2024	[***]
NOV-2024	[***]
DEC-2024	[***]

Incentive Compensation Plan Components

Global Sales PEPM ACV Attainment Component (100%)

Payout Frequency:

Annually

Quota Criteria:

Sales PEPM ACV

Payout Determinations:

The employee will receive the Target Incentive Multipliers shown below based on quota achievement during the year. The Quota Attainment Incentive Multiplier is determined based on the cumulative annual attainment achieved within each Quota Attainment Range and will be paid at the Effective Target Incentive Multiplier as detailed in the chart below.

Quota Attainment %	Quota Attainment $	Rate Multiplier	Rate/Payout
<83%	<$[***]M	0	$0
83% Threshold	$[***]M	1	$[***]
83.01% - 100%	$[***]M - $[***]M	1	[***]%
100.01% - 105%	$[***]M - $[***]M	1.25	[***]%
105.01% - 110%	$[***]M - $[***]M	1.5	[***]%
110.01%+	$[***]M+	2	[***]%

Note:

All quotas and Target Incentives are in USD and will be converted to local currency for commission payment. Business deals closed prior to 2024, Incentive will be paid in accordance with the provisions of the 2023 Global Sales Policy, 2023 Terms and Conditions and your 2023 SIP. Spiffs are not included as part of the Sales Incentive Plan AND rather ARE SEPARATE incentivized plans which may be offered/ amended/retracted in Dayforce’s sole discretion. The actual Incentive payout is subject to the Global Sales Policy, your individual SIP and the applicable Terms and Conditions and will be communicated via an Incentive Plan Statement.

Opportunity/Sales Type Defined